                                                                   Exhibit 4.2


                                          Print Name:_________________________



                             SSP SOLUTIONS, INC.
                      2001 EMPLOYEE STOCK PURCHASE PLAN


                            SUBSCRIPTION AGREEMENT

            FOR PARTICIPATION COMMENCING WITH THE OFFERING PERIOD
                      FROM ____________ TO ____________



      The SSP Solutions, Inc. 2001 Employee Stock Purchase Plan (the "Plan") provides Eligible Employees with an opportunity to voluntarily purchase Shares of Common Stock of SSP Solutions, Inc. (the "Company") at a discount. Attached to this Subscription Agreement as Appendix A is a complete copy of the Plan. Capitalized terms used in this Subscription Agreement have the same meanings given to them in the Plan. If you are an Eligible Employee and would like to begin to participate in the Plan commencing with the Offering Period stated above, you must complete this Subscription Agreement and file it with the Company on or prior to [_________________].


DEFERRAL ELECTION. If you are an Eligible Employee and elect to participate in the Plan commencing with the Offering Period stated above, check the appropriate space below and indicate the level of Contributions that are to be deducted from your Compensation (excluding bonuses) and from your bonuses (if any).

____ Flat Dollar Amount - I hereby authorize the Company to deduct from each of my paychecks after this form becomes effective, for the purchase of Common Stock under the Plan, the following dollar amount. I understand that if the dollar amount I have indicated exceeds 10% of any paycheck, my contribution from such paycheck will be limited to 10% of such paycheck.

            $__________________
OR

____ Percentage of Compensation - In each of the following blanks, designate a whole number from 1% to 10%. I hereby authorize the Company to deduct from each of my paychecks after this form becomes effective, for the purchase of Common Stock under the Plan, the following amount(s):

            _____% of my base salary or wages; and

            _____% of my bonuses, if any.


                                      -1-
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REPRESENTATIONS:

      I understand that:

      1. My Contributions are subject to certain limits under the Plan.

      2. Once this Subscription Agreement becomes effective, payroll deductions shall begin as of the first day of the payroll period that coincides with or immediately follows the first day of the Offering Period.

      3. Once this Subscription Agreement becomes effective, it will remain effective for subsequent Offering Periods unless I withdraw from participation in the Plan or become ineligible to participate in the Plan. However, to the extent allowed under the Plan, I may change my level of Contributions by filing a Change in Contributions form in accordance with the terms of the Plan.


BENEFICIARY DESIGNATION.  Please initial the appropriate space below:

____ I hereby acknowledge that I have read and completed the Designation of Beneficiary form attached hereto.

____ I hereby acknowledge that I have already filed a Designation of Beneficiary form under the Plan and that at this time I do not wish to change the designation of beneficiary made therein.


CONSENT OF SPOUSE.  Please initial the appropriate space below:

____ I hereby represent to the Company that I am not married.

____ I hereby represent to the Company that I am married and that my spouse has executed the attached Consent of Spouse.


SIGNATURE. I hereby agree to be bound by the terms of the Plan, acknowledge receipt of a copy of the Plan and related materials, and authorize the election, payroll deductions, and beneficiary designation (if applicable) specified above. In addition, I hereby acknowledge that I have been advised to review with my own legal and tax advisors the federal, state, local and foreign tax and other consequences of my participation in the Plan, and that I am relying solely on such advisors or my own personal knowledge of such matters and not on any statements or representations of SSP Solutions, Inc. or any of its agents.


--------------------------------         -------------------------------
Signature                                 Date

--------------------------------         -------------------------------
Print Name                                Social Security Number

                             SSP SOLUTIONS, INC.
                      2001 EMPLOYEE STOCK PURCHASE PLAN


                              CONSENT OF SPOUSE


      I, the spouse of ___________________________________, have read and approved the foregoing SSP Solutions, Inc. 2001 Employee Stock Purchase Plan Subscription Agreement for participation in the Plan commencing with the Offering Period from ___________________ to ___________________. In consideration of the granting of the right to my spouse to participate in the Plan as an Eligible Employee, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Subscription Agreement or the Plan and agree to be bound by the provisions of the Subscription Agreement and the Plan insofar as I may have any rights under the Subscription Agreement or the Plan or in any securities issued pursuant thereto, under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Subscription Agreement.


Dated: ____________________________


                                    ___________________________________________
                                    Signature


                                    ___________________________________________
                                    Print Name

                             SSP SOLUTIONS, INC.
                      2001 EMPLOYEE STOCK PURCHASE PLAN


                       DESIGNATION OF BENEFICIARY FORM

      I am a Participant in the SSP Solutions, Inc. 2001 Employee Stock Purchase Plan (the "Plan"). Pursuant to Section 13 of the Plan, I hereby designate the following individual(s) (indicate relationship, name and Social Security Number below) as beneficiary of my Account with regard to the percentage I have indicated below:

My                ,                       and/otherwise, SS#              ,
   ---------------  -----------------------------------     ------------   ----%
      (relationship)          (Legal Name)

My                ,                       and/otherwise, SS#              ,
   ---------------  -----------------------------------     ------------   ----%
      (relationship)          (Legal Name)

My                ,                       and/otherwise, SS#              ,
   ---------------  -----------------------------------     ------------   ----%
      (relationship)          (Legal Name)

      I am presently _____ Non-Married / ______ Married. If I am married and I have not designated above my spouse as beneficiary of 100% of my Account, my spouse has executed the following consent:

      Consent of Spouse - I, the spouse of the undersigned participant in the Plan, hereby acknowledge and voluntarily consent to the above designation of beneficiary of my spouse's Account. I hereby agree to release and discharge SSP Solutions, Inc. from liability for acting pursuant to this consent.

      Signature of Spouse of Participant:
                                          ------------------------------------

      Print Name of Spouse of Participant:
                                           -----------------------------------

      Date:
            -----------------------------
      By my execution of this Designation of Beneficiary Form, I hereby make the foregoing designation of beneficiary and revoke all prior designations of beneficiaries, if any, effective as of the later of the date set forth below or the date of my spouse's execution of the above consent.


-----------------------------------      ------------------------------------
Signature                                 Date

-----------------------------------      ------------------------------------
Print Name                                Social Security Number

                                          Print Name:_________________________


                             SSP SOLUTIONS, INC.
                      2001 EMPLOYEE STOCK PURCHASE PLAN


                         CHANGE IN CONTRIBUTIONS FORM

      I am a Participant in the SSP Solutions, Inc. (the "Company") 2001 Employee Stock Purchase Plan (the "Plan"). I hereby elect to change the amount or level of future Contributions to be deducted from my Compensation and bonuses, if any, as follows:

____ FLAT DOLLAR AMOUNT - I hereby authorize the Company to deduct from each of my paychecks after this form becomes effective, for the purchase of Common Stock under the Plan, the following dollar amount. I understand that if the dollar amount I have indicated exceeds 10% of any paycheck, my contribution from such paycheck will be limited to 10% of such paycheck.. $__________________
OR

____ PERCENTAGE OF COMPENSATION AND BONUSES - In each of the following blanks, designate a whole number from 1% to 10%. I hereby authorize the Company to deduct from each of my paychecks after this form becomes effective, for the purchase of Common Stock under the Plan, the following amount(s):

            _____% of my base salary or wages;

            _____% of my bonuses, if any.


REPRESENTATIONS:   I understand that:

      1.    My Contributions are subject to certain limits under the Plan.

      2. This change in Contributions will become effective as soon as administratively practicable after the Company's receipt of this Change in Contributions Form, and that pursuant to the Plan I may only file two Change in Contributions Forms (including this Change in Contributions Form) during this Offering Period.

      3. Once this change in Contributions becomes effective, it will remain effective for subsequent Purchase Periods unless my Plan participation terminates or until I file a Withdrawal Form or a new Change in Contributions Form in accordance with the terms of the Plan.


_____________________________________     _____________________________________
Signature                                 Date

_____________________________________     _____________________________________
Print Name                                Social Security Number

                             SSP SOLUTIONS, INC.
                      2001 EMPLOYEE STOCK PURCHASE PLAN


                               WITHDRAWAL FORM

      I am a Participant in the SSP Solutions, Inc. (the "Company") 2001 Employee Stock Purchase Plan (the "Plan"). I hereby elect to withdraw from participation in the Plan by revoking my Subscription Agreement and terminating and withdrawing my Contributions.

      I understand that such termination will become effective, and my Contributions will be refunded, as soon as administratively practicable after the Company's receipt of this Withdrawal Form.

      I also understand that I may not elect again to participate in the Plan during this Offering Period, but that, subject to Section 12(b) of the Plan, I may participate in succeeding Offering Periods if I meet the then applicable eligibility and participation requirements and execute and file a new Subscription Agreement with the Company.




_____________________________________     _____________________________________
Signature                                 Date


_____________________________________     _____________________________________
Print Name                                Social Security Number